Exhibit 10.113

ASSIGNMENT, BILL OF SALE AND QUIT CLAIM OF OIL AND GAS LEASE

State: TEXAS

County: GREGG

Grantor: NECHES OIL & GAS COMPANY INC.

Grantee: ENERGYTEC, INC

Effective Date: MAY 31, 2004

Grantor, named above, is the owner of the leases described below (the “Lands”) located in the county and state named above:

That certain 73.64 Acres, more or less, in the Wm. Robinson Survey, A-177 and more particularly described in that certain Oil, Gas, and Mineral Lease made and entered into by and between Taylor W. Lee and wife, Helen Lee as Lessors and B. A. Skipper as Leasee dated on the 23rd day of April 1930 (the “Lease”) said Lease being recorded in Book 60 at Page 193 of the Official Public Records of Gregg County, Texas.

For adequate consideration, Grantor grants, sells, and quit claims to Grantee, named above, without warranty of title or any warranty or representations of fitness for a particular purpose, express or implied, all rights, equipment, machinery, and fixtures which are located on the Lands attributive to the Oil, Gas and Mineral Lease.

This Assignment, Bill of Sale and Quit Claim is made subject to all terms and conditions of the oil, gas, and mineral lease.

Grantor makes no representations as to the condition of the lease premises conveyed hereby, not to the quality, size, weight or condition of the equipment contained on the lease premises. Grantee has inspected the premises and is aware of equipment contained on the lease premises. Condition of the lease premises and equipment and personal property thereon, is accepted buy the Grantee on a “as is” “where is” basis.

By accepting this Deed, Grantee agrees to indemnify and hold Grantor harmless from any claim that may be made by any person, firm, or entity, to the equipment, machinery, obligations of plugging, abandoning, restoration of the surface, and fixtures that are the subject of this Deed. Grantee agrees to file the required forms with the Texas Railroad Commission changing operator of record as of June 1, 2004.

Grantor executes this Deed as of the date set out below, but shall be deemed effective for all purposes as of the Effective Date stated above.

IN WITNESS WHEREOF, the Grantor and Grantee have executed this Bill of Sale on this the 28th day of May, 2004, but effective June 1, 2004.

GRANTOR: NECHES OIL & GAS COMPANY INC	GRANTEE: ENERGYTEC, INC

/s/ Mark Nichols	/s/ Bryan Schuler
By: Mark Nichols, as duly authorised agent of Neches Oil & Gas Company, Inc.	By: Bryan Schuler, as duly authorized agent of Energytec, Inc.

This instrument was acknowledged before me on the 28th day of May, 2004 by Mark Nichols and Bryan Schuler

/s/ Dennis M. Lewis, Jr.
Notary Public

AFTER RECORDING RETURN TO: G & H ASSOCIATES, INC. 1800 Shiloh Rd. Suite 101 Tyler, TX 75703